UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2015

ENTERPRISE PRODUCTS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

1100 Louisiana, 10th Floor, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 381-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On June 1, 2015, Enterprise Products Partners L.P. issued a press release announcing that it has executed agreements to purchase all of the member interests in EFS Midstream LLC from affiliates of Pioneer Natural Resources Company and Reliance Industries Limited for $2.15 billion.  The purchase price will be paid in two installments with the first installment of $1.15 billion paid at closing and the final installment of $1.0 billion paid no later than the first anniversary of the closing date.  Completion of this transaction is subject to customary regulatory approvals and closing conditions.  The transaction is expected to close in the third quarter of 2015.

A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

 (d)  Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

	By:	ENTERPRISE PRODUCTS HOLDINGS LLC, its General Partner

Date: June 1, 2015	By:	/s/ Michael J. Knesek
	Name:	Michael J. Knesek
	Title:	Senior Vice President, Controller and Principal Accounting Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated June 1, 2015.